RESTATED ARTICLES OF INCORPORATION
                                       OF
                               MED-TEX CORPORATION

We, the undersigned President and Secretary of Med-Tex Corporation do hereby certify:

That the board of directors and shareholders of said corporation at a meeting duly convened on May 8, 1996, adopted resolutions to amend and restate the Articles of Incorporation, and

That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,391,964; that said amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon, and

That the text of the Articles of Incorporation as amended to date reads as herein set forth in full:

                                    ARTICLE I

                                      NAME

     The name of the corporation (hereinafter called "Corporation") is Opal Technologies, Inc.

                                   ARTICLE II
                               PERIOD OF DURATION

     The period of duration of the Corporation is perpetual.


                                   ARTICLE III
                               PURPOSES AND POWERS

     The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature and to engage in any and all other lawful business.

                                   ARTICLE IV
                                 CAPITALIZATION

     The total number of shares of stock which the Corporation shall have the authority to issue is fifty million (50,000,000) shares, consisting of forty nine million (49,000,000) shares of Common Stock having a par value of $.00l per share and one million (1,000,000) shares of Preferred Stock having a par value of $.00l per share.

     A    Preferred Stock

          The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                    1. The  authority  of the Board with  respect to each series shall include, but not be limited to, determination of the following:

                    a. The number of shares constituting that series and the distinctive designation of that series;

                    b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                    d. Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    e. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary wider different conditions and at different redemption dates;

                    f Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                    g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    h. Any other relative rights, preferences and limitations of that series.

                    2. Dividends on outstanding  shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period

                    3.  If  upon  any  voluntary  or  involuntary   liquidation,
               dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                    4. Unless otherwise  provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

B.   Common Stock

                    1. Subject to the prior and superior rights of the Preferred
               Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

                    2. Except as otherwise  provided by law, by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

                    3. Upon any  liquidation,  dissolution  or winding up of the
               Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock


                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT

The name and address of the corporation's registered agent and address is the Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                                   ARTICLE VI
                                    DIRECTORS

     The Corporation shall be governed by a Board of Directors consisting of such number of directors as shall be fixed the Corporation's bylaws. The number of directors constituting the initial board of directors of the corporation is three and the names and addresses of the directors are as follows:


          Name                                                Address
         ------                                              ---------
      Scott Crawford                                     9025 South 700 West
                                                         Sandy, UT 84070
      Karen Pollino                                      9025 South 700 West
                                                         Sandy, UT 84070
      Angela Morin                                       9025 South 700 West
                                                         Sandy, UT 84070

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

     There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

                                  ARTICLE VIII
                       LIABILITY OF OFFICERS AND DIRECTORS

     A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, an knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300.
                                   ARTICLE IX
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall identify any and all persons who may serve or who have served at any time as directors or officers or who, at the request of the Board of Directors of the Corporation, may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

DATED this 8th day of May, 1997.


                                            OPAL TECHNOLOGIES, INC.
                                            (formerly Med-Tex Corporation)


                                             /s/  Scott Crawford
                                            -------------------------------
                                            Scott Crawford
                                            President
Attest:

/s/  Karen Pollino
------------------------------
Karen Pollino
Secretary

STATE OF TEXAS

COUNTY OF HARRIS


     On May , 1997 personally appeared before me, a Notary Public, Scott Crawford, who acknowledged that he executed the above document in his capacity as President of Med-Tex Corporation.



                                                                Notary Public






STATE OF TEXAS

COUNTY OF HARRIS


     On May , 1997 personally appeared before me, a Notary Public, Karen Pollino, who acknowledged that she executed the above document in his capacity as President of Med-Tex Corporation.



                                                                Notary Public